As filed with the Securities and Exchange Commission on February 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Missouri	43-0903811
State of incorporation	I.R.S. Employer Identification No.

1010 Grand Blvd.

Kansas City, Missouri 64106

(Address of principal executive offices and zip code)

Heartland Financial USA, Inc. 2020 Long-Term Incentive Plan

Heartland Financial USA, Inc. 2024 Long-Term Incentive Plan

(Full title of the plan)

Megan Mercer

Senior Vice President and Deputy General Counsel

UMB Financial Corporation

1010 Grand Avenue

Kansas City, Missouri 64106

(816) 860-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copy to:

Lee Hochbaum, Esq.

Jennifer Conway, Esq.

Davis Polk & Wardell LLP

450 Lexington Avenue New York, New York 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

UMB Financial Corporation (“UMB” or the “Registrant”), is filing this registration statement on Form S-8 (this “Registration Statement”) to register up to 1,130,132 shares of its common stock, par value $1.00 per share (“UMB Common Shares”), issuable pursuant to outstanding and unvested awards of restricted stock units, performance stock units and stock options granted under the Heartland Financial USA, Inc. 2020 Long-Term Incentive Plan and the Heartland Financial USA, Inc. 2024 Long-Term Incentive Plan (the “HTLF Stock Plans”), which awards were assumed by the Registrant in connection with completion of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 28, 2024, by and among the Registrant, Blue Sky Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Registrant (“Merger Sub”), and Heartland Financial USA, Inc., a Delaware corporation (“HTLF”), pursuant to which, (a) Merger Sub merged with and into HTLF (the “Merger”) with HTLF being the surviving corporation (the “Surviving Entity”) and (b) immediately following the Merger and as part of a single, integrated transaction, the Registrant caused the Surviving Entity to be merged with and into the Registration (the “Second Step Merger” and together with the Merger, the “Mergers”) so that the Registrant was the surviving corporation in the Second Step Merger.

Registrant Replacement Awards

In accordance with the terms of the Merger Agreement, at the effective time of the Mergers (the “Effective Time”), each award of restricted stock units, performance stock units and stock options granted under the HTLF Stock Plans that was (i) outstanding and unvested and (ii) not held by a former employee, officer, director or other service provider of HTLF as of immediately prior to the Effective Time (the “HTLF Awards”) was assumed by the Registrant and converted into an award of restricted stock units, performance stock units and stock options (each, respectively, a “UMB RSU Award”, “UMB PSU Award” and “UMB Option Award”) respectively, with respect to UMB Common Shares, subject to the same terms and conditions (including the requirement to perform continued services to satisfy applicable time-based vesting conditions, subject to any accelerated vesting on a qualified termination of the holder’s employment following the Mergers, and excluding any performance-based vesting conditions) and exercise price, as applicable, that applied to the corresponding HTLF Awards immediately prior to the Effective Time. The number of shares of UMB Common Stock subject to each such UMB RSU Award, UMB PSU Award and UMB Option Award equals the target number of shares of HTLF common stock subject to the corresponding HTLF Award immediately prior to the Effective Time multiplied by the exchange ratio (as defined below). The “exchange ratio” is equal to 0.5500.

Remaining HTLF Stock Plan Shares

Shares of UMB Common Shares registered hereunder also include any other shares of HTLF common stock that were available for future awards under the HTLF Stock Plans immediately prior to the Effective Time, multiplied by the exchange ratio, rounded down to the nearest whole share (the “Remaining HTLF Stock Plans Shares”). Pursuant to an exception under Rule 5635(c), subject to certain limitations, shares that are available for grant under a pre-existing shareholder approved plan of an issuer that is acquired in an acquisition or merger may be used (after appropriate adjustment of the number of shares to reflect such transaction) by the listed acquiring company for certain post-transaction grants without approval of shareholders of the listed acquiring company.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 22, 2024 (the “Annual Report”);

•	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended: (i) March 31, 2024, filed with the Commission on May 7, 2024; (ii) June 30, 2024, filed with the Commission on August 1, 2024; and (iii) September 30, 2024, filed with the Commission on October 31, 2024.

•	the Registrant’s Current Reports on Form 8-K, and/or amendments thereto, filed with the Commission on February 5, 2024, April 29, 2024, May 1, 2024, May 2, 2024, July 26, 2024, July 30, 2024, August 6, 2024, October 29, 2024 and January 10, 2025;

•	All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report;

•	The description of the Registrant’s Common Shares included in the Form 8-A dated May 1, 2018, filed with the Commission on May 1, 2018, including any amendment or report filed for the purpose of updating such description, specifically including the description of the Registrant’s Common Shares filed as Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 351.355 of Missouri Law provides as follows:

1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3. Except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5. Expenses incurred in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

8. The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement the corporation may for the benefit of persons indemnified by the corporation create a trust fund, establish any form of self insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation. In the absence of fraud the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement.

9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

10. For the purpose of this section, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

11. For purposes of this section, the term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

The UMB bylaws provide that any person who was or is a party or is threatened to be made a defendant party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action, suit, or proceeding by or in the right of UMB, a “general action”) by reason of the fact that they are or were a director or officer of UMB or any of its subsidiaries (a subsidiary being defined as another corporation or other entity included in a controlled group of corporations or other entities of which UMB is a common parent), or is or was serving at the request of UMB as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise (including service in a fiduciary capacity or otherwise with respect to any employee benefit plan of UMB or any other corporation or other entity) (each such director or officer, an “executive”) will, to the maximum extent permitted by applicable law, be indemnified against expenses (including attorneys’ fees), judgments, fines, and amounts (collectively, “expenses”) paid in settlement actually and reasonably incurred by them in defense of such general action, if they (i) acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of UMB or the participants or beneficiaries of any employee benefit plan and (ii) with respect to any criminal general action, had no reasonable cause to believe their conduct was unlawful.

The UMB bylaws further provide that any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or in the right of UMB to procure a judgment in its favor (each such an action, suit or proceeding, a “corporate action,” and together with a general action, an “action”) by reason of the fact that they were or are an executive shall, to the maximum extent permitted by applicable law, be indemnified against expenses paid in settlement actually and reasonably incurred by them in connection with the defense or settlement of the corporate action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of UMB.

The UMB bylaws further provide that, notwithstanding the above, no indemnification shall be made in respect of any matter in which any person has been adjudged to be liable for negligence or misconduct in the performance of their duty to UMB unless and only to the extent that a court determines that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

The UMB bylaws further provide that any person who has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue, or matter therein, shall be indemnified against expenses actually and reasonably incurred by them in connection therewith.

The UMB bylaws further provide that, except as provided in the immediately following paragraph, indemnification of anyone as discussed above, unless ordered by a court of competent jurisdiction, shall only be made by UMB in each case upon a determination that it is proper because the person has met the applicable standard of conduct. Such a determination may be made by the UMB board of directors, or a committee of the UMB board of directors composed solely of non-employee directors, and as otherwise permitted by applicable law.

The UMB bylaws further provide that, unless required by applicable law, no person shall be indemnified against any expenses incurred (i) to the extent prohibited by applicable law, or to the extent an indemnification otherwise constitutes a “prohibited indemnification payment” (as such term is defined under the Federal Deposit Insurance Act and regulations thereunder), except as specifically permitted by the Federal Deposit Insurance Act and regulations, (ii) unless the person notifies UMB in writing of the action promptly on becoming aware and, before incurring expense of any kind in connection with the action, gives UMB or its insurer the opportunity to provide an independent attorney to represent them in connection with the action, (iii) in connection with any settlement of any action brought or threatened against them unless the UMB board of directors (A) approved the amount of such settlement as (I) reasonable and (II) not affecting UMB’s safety and soundness, or (B) could not, by reason of the action, act with complete independence and free of circumscription in relation to the action or (iv) in connection with any (A) claim made against them for an accounting of profits made from the purchase or sale by them of securities of UMB within the meaning of Section 16b of the Exchange Act or similar provisions of any applicable law, or (B) action, suit, or proceeding (or part thereof) initiated by such person claiming indemnification unless such action, suit, or proceeding (or part thereof) initiated by such person was authorized by the UMB board of directors.

The UMB bylaws further provide that, to the extent permissible under applicable law, the right to indemnification of executives includes the right to be paid by UMB reasonable expenses (but not including any retainers or prepayments of fees, unless such retainers or prepayments are specifically approved), incurred in defending any such action, in advance of its final disposition, but only (i) upon such executive’s delivery to UMB of a written agreement, in which they agree to repay all amounts advanced if it should be ultimately determined by a court or other tribunal or by the UMB board of directors (or its designee) that (A) such person is not entitled to be indemnified, or (B) such person is assessed a civil money penalty by a bank regulatory agency, is removed or prohibited from banking, or is subject to a final order to cease an action or take an affirmative action by a bank regulatory agency and (ii) until such time as a final determination regarding indemnification has been made; provided, that if indemnification is determined to not be proper, any advancement will immediately cease. If indemnification is determined to be proper, advancement of expenses will continue.

If the claim of an executive for indemnification under the provisions of the UMB bylaws described above is not paid in full by UMB within thirty (30) days after a written claim has been received by UMB, the claimant may bring suit against UMB to recover the unpaid amounts, and if successful in whole or in part, the claimant will be entitled to recover the expense of prosecuting such claim. Neither the failure of UMB to have made a determination prior to the commencement of such action that the claimant is entitled to indemnification under the circumstances, nor an actual determination by UMB that the claimant is not entitled to indemnification, will be a defense to the action or create a presumption that the claimant is not entitled to indemnification.

The UMB bylaws provide that UMB may purchase and maintain insurance, or another similar arrangement, on behalf of any person who is or was an executive or employee, against any liability asserted against, or incurred by, them in any such capacity, or arising out of their status as such, whether or not UMB would have the power to indemnify them against such liability under the UMB bylaws or applicable law; provided, however, that such insurance or other arrangement may not provide coverage inconsistent with that permitted by applicable law.

The UMB bylaws further provide that the indemnification provided for executives or employees (i) is not exclusive of any other rights to which those executives or employees may be entitled to under the UMB articles of incorporation, UMB bylaws, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office and (ii) will continue as to any person who has ceased to be an executive or employee and will inure to the benefit of their heirs, executors, and administrators.

The UMB bylaws further provide that the right of any executive to be indemnified, reimbursed, or advanced amounts pursuant to the UMB bylaws (i) is a contract right, enforceable by the executive as if the applicable provisions of the UMB bylaws were set forth in a separate written contract between UMB and the executive, (ii) is intended to be retroactive and (iii) will continue to exist after the rescission or restrictive modification of the UMB bylaws with respect to prior events.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Annex B of UMB’s Joint Proxy Statement/Prospectus on Form S-4 filed with the Commission on July 2, 2024)

4.2	Bylaws, amended as of April 13, 2023 (incorporated by reference to Exhibit 3.1 of UMB’s Current Report on Form 8-K dated April 13, 2023 and filed with the Commission on April 13, 2023)

5.1	Opinion of Sandberg Phoenix & Von Gontard P.C. (filed herewith)

23.1	Consent of KPMG LLP (filed herewith)

23.2	Consent of Sandberg Phoenix & Von Gontard P.C. (included in Exhibit 5.1)

24	Powers of Attorney of Directors and Officers of UMB Financial Corporation (included on the Signature Page)

99.1	Heartland Financial USA, Inc. 2020 Long-Term Incentive Plan (filed herewith)

99.2	Heartland Financial USA, Inc. 2024 Long-Term Incentive Plan (filed herewith)

107	Filing Fee Table (filed herewith)

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)	That every prospectus (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)	To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; this includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(10)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(11)	Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 3rd day of February, 2025.

UMB FINANCIAL CORPORATION

By:	/s/ J. Mariner Kemper
J. Mariner Kemper
Chairman of the Board,
Chief Executive Officer

By:	/s/ Ram Shankar
Ram Shankar
Chief Financial Officer

By:	/s/ David Odgers
David Odgers
Chief Accounting Officer

We, the undersigned directors and officers of UMB Financial Corporation (“UMB”) severally constitute and appoint J. Mariner Kemper and Ram Shankar and each of them with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which J. Mariner Kemper and Ram Shankar may deem necessary or advisable to enable UMB to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8, for the purpose of registering 1,130,132 shares of UMB’s common stock, par value $1.00 per share, to be offered pursuant to the Heartland Financial USA, Inc. 2020 Long-Term Incentive Plan and the Heartland Financial USA, Inc. 2024 Long-Term Incentive Plan, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to sign for us or any of us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that J. Mariner Kemper and Ram Shankar shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in capacities indicated on Date: February 3, 2025

Signatures	Title

/s/ J. Mariner Kemper	Director, Chairman of the Board, Chief Executive Officer (Principal Executive Officer)
(J. Mariner Kemper)

/s/ Ram Shankar	Chief Financial Officer (Principal Financial Officer)
(Ram Shankar)

/s/ David Odgers	Chief Accounting Officer (Principal Accounting Officer)
(David Odgers)

/s/ Robin C. Beery	Director
(Robin C. Beery)

/s/ Janine A. Davidson	Director
(Janine A. Davidson)

/s/ Kevin C. Gallagher	Director
(Kevin C. Gallagher)

/s/ Gregory M. Graves	Director
(Gregory M. Graves)

/s/ Gordon E. Lansford III	Director
(Gordon E. Lansford III)

/s/ Timothy R. Murphy	Director
(Timothy R. Murphy)

/s/ Tamara M. Peterman	Director
(Tamara M. Peterman)

/s/ Kris A. Robbins	Director
(Kris A. Robbins)

/s/ L. Joshua Sosland	Director
(L. Joshua Sosland)

/s/ Leroy J. Williams, Jr.	Director
(Leroy J. Williams, Jr.)

Director
(Bradley J. Henderson)

Director
(Jennifer K. Hopkins)

Director
(Margaret Lazo)

Director
(Susan G. Murphy)

Director
(John K. Schmidt)